UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth below under the captions “Appointment of Mr. Berns” and “Resignation of Mr. Perry” in Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference.

ITEM 1.02                                  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth below under the caption “Resignation of Mr. Perry” in Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference.

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 18, 2014, the board of directors (the “Board”) of Anacor Pharmaceuticals, Inc. (“Anacor”) appointed Paul L. Berns as the President and Chief Executive Officer of Anacor. Mr. Berns will remain a member of the Board and Chairman of the Board, but Mr. Berns will resign as a member of Audit and Compensation Committees of the Board.

On March 18, 2014, David P. Perry resigned as President and Chief Executive Officer of Anacor and from any office of any affiliated entity of Anacor, and Mr. Perry resigned from the Board.

The press release announcing the events described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Appointment of Mr. Berns

Mr. Berns will succeed Mr. Perry as Anacor’s President and Chief Executive Officer, effective March 18, 2014. Mr. Berns, age 47, was previously a self-employed consultant to the pharmaceutical industry. From March 2006 to August 2012 Mr. Berns served as President and Chief Executive Officer, and member of the Board of Directors, of Allos Therapeutics, Inc., which was acquired by Spectrum Pharmaceuticals, Inc. in September 2012. From July 2005 to March 2006, Mr. Berns was a self-employed consultant to the pharmaceutical industry. From June 2002 to July 2005, Mr. Berns was President, Chief Executive Officer and a director of Bone Care International, Inc., a specialty pharmaceutical company that was acquired by Genzyme Corporation in 2005. From 2001 to 2002, Mr. Berns served as Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories. From 2000 to 2001, he served as Vice President, Marketing of BASF Pharmaceuticals/Knoll and from 1990 to 2000, Mr. Berns held various positions, including senior management roles, at Bristol-Myers Squibb Company. Mr. Berns has been a director of Anacor since May 2012 and Chairman of the Board since June 2013, a director of Jazz Pharmaceuticals, PLC since June 2010 and a director of XenoPort, Inc. since 2005. Mr. Berns received a B.S. in Economics from the University of Wisconsin.

On March 18, 2014, Anacor and Mr. Berns entered into an employment agreement.  Pursuant to the terms of Mr. Berns’ employment agreement, Anacor has agreed to pay Mr. Berns an annual base salary of $580,000.  Mr. Berns will be eligible to earn an annual performance bonus of up to 65% of his annual base salary (“Performance Bonus”) based on the achievement of Anacor goals, to be established by the Board or the Compensation Committee in consultation with him.  Subject to approval by the Board, Anacor will grant Mr. Berns an option to purchase 300,000 shares of its common stock (the “Base Option”) and an option to purchase 100,000 shares of its common stock (the “Performance Option”), in each case pursuant to its 2010 Equity Incentive Plan (the “Plan”) and with an exercise price per share equal to the closing trading price per share of Anacor’s common stock on the date of grant. The Base Option will be subject to a four-year vesting period with 25% of the shares subject to the Base Option vesting on the one-year anniversary of Mr. Berns’ commencement of employment, and 1/48th of the shares subject to the Base Option vesting for each month of his continuous service to Anacor.  The Performance Option will have a four-year term from the date of grant and be subject to vesting in full if during such four-year term the volume-weighted average price (“VWAP” on Bloomberg) for Anacor’s common stock exceeds $30 per share for 30 consecutive trading days prior to the expiration date of the Performance Option, subject to Mr. Berns’ continuous service to Anacor through such vesting date.

Subject to approval by the Board, Anacor will grant Mr. Berns a restricted stock unit award of 300,000 shares of its common stock (the “Base RSU Award”) and a restricted stock unit award of 50,000 shares of its common stock (the “Performance RSU Award”), in each case pursuant to the Plan and Anacor’s standard form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement. The Base RSU Award shall be subject to a four-year vesting period with 25% of the shares subject to the Base RSU Award vesting on the one year anniversary of Mr. Berns’ employment commencement date, and one-fourth (1/4th) of the shares subject to the Base RSU Award vesting annually on each anniversary of his employment commencement date thereafter, subject to his continuous service to Anacor. The Performance RSU Award will have a four-year term from the date of grant and be subject to vesting in full if during such four-year term the VWAP for Anacor’s common stock exceeds $30 per share for 30 consecutive trading days prior to the expiration date of the Performance RSU Award, subject to Mr. Berns’ continuous service to Anacor through such vesting date.

Under his employment agreement, if Mr. Berns is involuntarily terminated without “cause” or terminates his employment for “good reason” from 90 days prior to or 12 months following the effective date of a “change of control” (as each of these terms is defined in the employment agreement), and subject to his execution of a general release in favor of Anacor, he will be entitled to (i) a lump sum severance payment in an amount equivalent to 24 months of his base salary at termination or, if greater, on the date of the change of control; (ii) a lump sum payment equal to the greater of (a) two-times the Performance Bonus paid to him for the year prior to his employment termination, or (b) two-times the target Performance Bonus he is eligible to receive for the year in which his employment terminates; (iii) a prorated Performance Bonus based on his target bonus for the year in which his employment terminates, based upon meeting Anacor goals as determined by the Board and prorated based on the period of time during the year that he was employed by Anacor; (iv) payment or reimbursement of benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for 24 months following termination, provided that he is eligible for such COBRA benefits under applicable law; (v) with respect to equity awards, (a) if the change of control occurs prior to his second anniversary of employment as CEO, full vesting upon of all outstanding equity awards held at termination or (b) if the Change of Control occurs on or after his second anniversary of employment as CEO, full vesting upon of all outstanding equity awards held at termination, other than the Performance Option and Performance RSU Award; (vi) extension of the post-termination exercise period of outstanding stock options and stock appreciation rights (if any) until the earlier of the first anniversary of termination of employment or the original expiration date, subject to earlier termination under certain circumstances in connection with a change of control; and (vii) payment for outplacement counseling and services for three months.

Additionally, if Mr. Berns is involuntarily terminated without cause or terminates his employment for good reason absent a change of control, and subject to his execution of a general release in favor of Anacor, he will be entitled to (i) a lump sum severance payment in an amount equivalent to 18 months of his base salary at termination; (ii) a prorated Performance Bonus for the year in which his employment terminates, based upon meeting Anacor goals as determined by the Board and prorated based on the period of time during the year that he was employed by Anacor; (iii) payment or reimbursement of COBRA benefits for 18 months following termination, provided that he is eligible for such COBRA benefits under applicable law; (iv) extension of the post-termination exercise period of outstanding stock options and stock appreciation rights (if any) until the earlier of the first anniversary of termination of employment or the original expiration date, subject to earlier termination under certain circumstances in connection with a change of control during this extended exercise period; and (v) payment for outplacement counseling and services for three months.

If any severance and acceleration of vesting benefit Mr. Berns would receive would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and would be subject to the excise tax imposed by Section 4999 of the Code, then such benefit will be reduced to such amount that would result in no portion of the benefit being subject to the excise tax or the largest portion of the benefit, after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax, that results in his receipt (on an after-tax basis) of the greater amount of the benefit notwithstanding that all or a portion of the benefit may be subject to the excise tax.

The foregoing is only a summary description of the terms of the employment agreement with Mr. Berns, does not purport to be complete and is qualified in its entirety by reference to the employment agreement that will be filed as an exhibit to Anacor’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

Resignation of Mr. Perry

On March 18, 2014, Anacor entered into an agreement with Mr. Perry (the “Release”), including resignation from all positions with Anacor in accordance with his employment agreement, dated as of November 21, 2002, as amended, and

Change of Control and Severance Agreement, dated August 21, 2007, as amended (“Severance Agreement”).  In addition to the severance provided in his Severance Agreement, subject to the effectiveness of the release, Mr. Perry received additional vesting of currently held stock options.  Specifically, Mr. Perry will receive (i) continuation of his current base salary for 12 months following termination, paid in accordance with Anacor’s standard payroll practices; (ii) payment or reimbursement of COBRA benefits for 12 months following termination, provided that he is eligible for such COBRA benefits under applicable law; and (iii) vesting of outstanding stock options held at termination with respect to the additional number of shares subject to the options that would have vested if his employment had continued for 18 months and extension of the post-termination exercise period of outstanding vested  stock options until the 6-month anniversary of termination of employment.  The Release includes mutual release of claims.

The foregoing is only a summary description of the terms of the Release, does not purport to be complete and is qualified in its entirety by reference to the Release that will be filed as an exhibit to Anacor’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit	Description
99.1	Press Release titled “Anacor Pharmaceuticals Appoints Paul L. Berns as Chief Executive Officer,” dated March 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2014	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release titled “Anacor Pharmaceuticals Appoints Paul L. Berns as Chief Executive Officer,” dated March 19, 2014